UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2021
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2020, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the "Board") of Exagen Inc. (the "Company"), and pursuant to the bylaws of the Company, the Board approved an increase in its authorized size from eight members to nine members and appointed Ana Hooker to fill the vacancy created by such increase and serve as a Class II director, with an initial term expiring at the Company's 2024 annual meeting of stockholders. The increase and appointment were effective as of July 29, 2021.
Ana Hooker has served as the Senior Vice President, Operations of Exact Sciences Corporation, a molecular diagnostics company, since July 2015. Ms. Hooker joined Exact Sciences Corporation in March 2013 with a focus on opening a new clinical laboratory in preparation for the launch of Cologuard. Prior to joining Exact Sciences Corporation, Ms. Hooker was at ARUP Laboratories for 15 years. While at ARUP Laboratories, Ms. Hooker held positions of increasing responsibility, including Group Manager for the Divisions of Oncology and Genetics, Technical Supervisor of the University of Utah Hospital Clinical Laboratories, Vice President, Division Manager for genetics and Senior Vice President, Division Manager for anatomic pathology, oncology and genetics. Ms. Hooker currently serves on the boards of Big Brothers, Big Sisters of Dane County and the Overture Center for the Arts. Ms. Hooker is also a member of the Latino Professional Association (LPA), Clinical Laboratory Management Association (CLMA), Association of Molecular Pathology (AMP), and the American Society of Clinical Laboratory Science (ASCLS). Ms. Hooker earned a Bachelor of Science from Kansas State University, a medical technologist degree from Hays Pathology Laboratories, and an M.B.A. from Westminster College.
Pursuant to the Company's non-employee director compensation program, on the effective date of Ms. Hooker's appointment to the Board, she was granted an option to purchase 15,000 shares of the Company's common stock with an exercise price equal to the fair market value of the common stock on the date of grant, which will vest over three years in equal installments on each monthly anniversary of the grant date, subject to her continuing service on the Board through the applicable vesting date. Ms. Hooker will also receive cash compensation for her service on the Board in accordance with the non-employee director compensation program, which is filed as Exhibit 10.45 to the Company's Annual Report on Form 10-K, filed with the SEC on March 16, 2021 and is incorporated herein by reference. Ms. Hooker will enter into the Company's standard indemnification agreement for directors, the form of which was filed as Exhibit 10.41 to the Company's Annual Report on Form 10-K, filed with the SEC on March 16, 2021 and is incorporated herein by reference.
There is no arrangement or understanding between Ms. Hooker and any other person pursuant to which Ms. Hooker was appointed as a director. Ms. Hooker is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Board has determined that Ms. Hooker is an independent director in accordance with the listing requirements of the Nasdaq Global Market.
Item 8.01. Other Events.
On July 30, 2021, the Company issued a press release announcing the appointment of Ms. Ana Hooker as a director, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated July 30, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: July 30, 2021	By:	/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer